Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

MediciNova, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(3)	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.001 per share	Rule 457(h) Rule 457(c)	1,500,000	$2.37	(2)	$3,555,000.00	0.0000927	$329.55
Total Offering Amounts						$3,555,000.00		$329.55
Total Fee Offsets								—
Net Fee Due								$329.55

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued pursuant to the anti-dilution provisions of the MediciNova, Inc. 2013 Equity Incentive Plan (the “Plan”).

(2)

Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 10, 2022.

(3)	The Registrant does not have any fee offsets.